EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
MARCH 2007

Sauer-Danfoss Inc.	Corporation	Business Purpose
Sauer-Danfoss (US) Company	Delaware Corporation	Manufacturing & Sales
Hydro-Gear, Inc.	Delaware Corporation	Holding Company
Hydro-Gear Limited Partnership	Illinois Partnership	Manufacturing & Sales
TSD Integrated Controls LLC	Delaware Limited Liability Company	Manufacturing & Sales
Sauer-Danfoss Pty Ltd.	Australian Corporation	Sales
Sauer-Danfoss BVBA	Belgium Corporation	Sales
Sauer-Danfoss Hidraulica Mobil Ltda.	Brazilian Corporation	Manufacturing
Sauer-Danfoss Ltda.	Brazilian Corporation	Sales
Sauer-Danfoss Shanghai Hydrostatic Transmission Co., Ltd.	Chinese Corporation	Manufacturing
Sauer-Danfoss-Daikin Mobile Hydraulics (Shanghai) Co., Ltd.	Chinese Corporation	Sales
Sauer-Danfoss Shanghai Co. Ltd.	Chinese Corporation	Manufacturing
Sauer-Danfoss ApS	Danish Corporation	Manufacturing & Sales
Sauer-Danfoss Holding ApS	Danish Corporation	Holding
Sauer-Danfoss BV	Dutch Corporation	Sales
Oy Sauer-Danfoss AB	Finnish Corporation	Sales
Sauer-Danfoss S.A.S.	French Corporation	Sales
Sauer-Danfoss GmbH & Co. OHG	German Partnership	Manufacturing & Sales
Sauer-Danfoss GmbH	German Corporation	Holding/Management
Sauer-Danfoss Informatik GmbH	German Corporation	Information Services
Sauer-Danfoss (Berching) GmbH	German Corporation	Manufacturing & Sales
Sauer-Danfoss (Kaiserslautern) GmbH	German Corporation	Design Engineering
Sauer-Danfoss India Private Limited	Indian Corporation	Manufacturing & Sales
Sauer-Danfoss S.r.l.	Italian Corporation	Manufacturing & Sales
Daikin-Sauer-Danfoss Manufacturing Ltd.	Japanese Corporation	Manufacturing & Sales
Sauer-Danfoss-Daikin Ltd.	Japanese Corporation	Sales
Sauer-Danfoss-Daikin Ltd., Korea	Korean Corporation	Sales
Sauer-Danfoss A/S	Norwegian Corporation	Sales
Sauer-Danfoss sp.z.o.o.	Polish Corporation	Manufacturing & Sales
Sauer-Danfoss Pte. Ltd.	Singaporean Corporation	Sales
Merkur Hydraulika a.s.	Slovakian Corporation	Sales
Sauer-Danfoss a.s.	Slovakian Corporation	Manufacturing & Sales
Sauer-Danfoss SA	Spanish Corporation	Sales
Sauer-Danfoss (Almhult) AB	Swedish Corporation	Manufacturing
Sauer-Danfoss AB	Swedish Corporation	Sales
Sauer-Danfoss Limited	U.K. Corporation	Manufacturing & Sales
Integrated Control Technologies Ltd.	U.K. Corporation	In Liquidation